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                                                                    EXHIBIT 3.17


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                              CERTIFICATE OF MERGER


The undersigned, as Secretary of State of Texas, hereby certifies that the attached Articles of Merger of

                            RING-O VALVE CORPORATION
                          (a New York no permit entity)

                                      with

                           RING-O VALVE, INCORPORATED
                              (a Texas corporation)

have been received in this office and are found to conform to law. ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law, hereby issues this Certificate of Merger.

Filed             DECEMBER 30,1997

Effective         DECEMBER 31,1997 11:59 PM







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                                          /s/
                                          --------------------------------------
                                          Secretary of State


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                               ARTICLES OF MERGER

                                       OF

                        DOMESTIC AND FOREIGN CORPORATIONS

         Pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act, as amended (the "Texas Business Corporation Act"), the undersigned corporations adopt the following Articles of Merger for the purpose of effecting a merger in accordance with the provisions of Article 5.01 of the Texas Business Corporation Act.

         1. An Agreement and Plan of Merger adopted by Ring-O Valve Corporation, a New York corporation and Ring-O Valve, Incorporated, a Texas corporation, in accordance with the provisions of Article 5.04 of the Texas Business Corporation Act, providing for the combination of Ring-O Valve Corporation and Ring-O Valve, Incorporated and resulting in Ring-O Valve, Incorporated being the surviving corporation in the merger, is attached hereto as Exhibit A and hereby incorporated by reference (the "Plan").

         2. The name of each of the undersigned corporations, the type of such corporations, and the laws under which such corporations were respectively organized are:

Name of Corporation or Other Entity                          Type of Entity                   State
-----------------------------------                          --------------                   -----
Ring-O Valve Corporation                                     Corporation                      New York

Ring-O Valve, Incorporated                                   Corporation                      Texas

         3. As of each of the undersigned corporations, the approval of whose shareholders is required, the number of outstanding shares of each class or series of stock of such corporation entitled to vote, with other shares or as a class, on the Plan, are as follows:

                                              Number of                                   Number of Shares
                                              Shares            Designation of            Entitled to Vote as
Name of Corporation                           Outstanding       Class or Series           Class or Series
-------------------                           -----------       ---------------           -------------------
Ring-O Valve Corporation                           100          Common Stock                      100

Ring-O Valve, Incorporated                       1,000          Common Stock                    1,000

         4. As to each of the undersigned corporations, the approval of whose shareholders is required, the number of shares voted for and against the Plan, respectively, and, if the shares of any class or series are entitled to vote as a class, the number of shares of each such class or series voted for and against the Plan, are as follows:


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
Name of Corporation                                     Total Voted For            Total Voted Against
-------------------                                     ---------------            -------------------
Ring-O Valve Corporation                                        100                         -0-

Ring-O Valve, Incorporated                                    1,000                         -0-

         5. The Plan was duly authorized by Ring-O Valve Corporation by all action required by its Articles of Incorporation and Bylaws and the New York Business Corporation Law.

         6. The Plan was duly authorized by Ring-O Valve, Incorporated by all action required by its Articles of Incorporation and Bylaws and the Texas Business Corporation Act.

         7. The merger will become effective at 11:59 p.m. on December 31, 1997 in accordance with the provisions of article 10.03 of the Texas Business Corporations Act.

Dated:  December 22, 1997.

                                     RING-O VALVE CORPORATION


                                     By: /s/ Scott Bender
                                        ----------------------------------------
                                         Scott Bender, President


                                     RING-O VALVE, INCORPORATED


                                     By: /s/ Scott Bender
                                        ----------------------------------------
                                         Scott Bender, President




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                                    EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Plan of Merger") provides for the merger of Ring-O Valve Corporation, a New York corporation ("RVC"), with and into Ring-O Valve, Incorporated, a Texas corporation ("RVI") (RVC and RVI are hereinafter sometimes collectively referred to as the "Constituent Entities");

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the respective Boards of Directors of RVC and RVI deem it desirable and in the best interests of the Constituent Entities that RVC be merged with and into RVI, with RVI to be the surviving entity, in a merger (the "Merger") to be consummated upon the terms and conditions set forth in this Plan of Merger and in accordance with the New York Business Corporation Law and Part Five of the Texas Business Corporation Act, as amended (the "Texas Business Corporation Act").

         NOW, THEREFORE, the Constituent Entities agree as follows:

         1. Merger. At the Effective Time of the Merger (as hereinafter defined), RVC shall be merged with and into RVI, which shall be the surviving entity of the Merger (the "Surviving Entity") and shall continue its existence as a corporation under the laws of the State of Texas (including, without limitation, the Texas Business Corporation Act) under the name "Ring-O Valve, Incorporated." The separate existence of RVC as a business corporation or otherwise shall thereupon cease.

         2. Terms and Conditions of the Merger. The terms and conditions of the Merger (in addition to those set forth elsewhere in this Plan of Merger) are as follows:

         a. Effect of the Merger. At the Effective Time of the Merger:

            i. the Constituent Entities shall be merged into a single corporation, which shall be the Surviving Entity;

            ii.   the separate existence of RVC shall cease;

            iii. the Surviving Entity shall possess all the rights, privileges, immunities and franchises, as of a public nature or as of a private nature, of each of the Constituent Entities;

            iv. all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choses in actions, and all and every other interest, of or belonging to or due to each of the Constituent Entities, shall be taken and deemed to be transferred to and vested in the Surviving Entity without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens thereon;



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            v.    title to any real estate, or any interest therein vested in any of the Constituent Entities, shall not revert or be in any way impaired by reason of the Merger;

            vi. all liabilities and obligations of each of the Constituent Entities shall be allocated to the Surviving Entity, which shall, from and after the Effective Time of the Merger, become the primary obligor therefor;

            vii. any claim existing or action or proceeding pending by or against any of the Constituent Entities may be continued or prosecuted as if the Merger had not occurred or the Surviving Entity may be substituted in its place, and any judgment rendered against any of the Constituent Entities may be enforced against the Surviving Entity; and

            viii. neither the rights of creditors nor any liens upon the property of any of the Constituent Entities shall be impaired by the Merger.

         b. Directors. From and after the Effective Time of the Merger, the directors of the Surviving Entity shall be those persons constituting the directors of RVI immediately prior to the Effective Time of the Merger. From and after the Effective Time of the Merger, the persons who are directors of the Surviving Entity as a result of the Merger shall hold office subject to the provisions of the Texas Business Corporation Act and the Articles of Incorporation and By-laws of the Surviving Entity.

         c. Committees. From and after the Effective Time of the Merger, the committees of the Board of Directors of the Surviving Entity shall be those committees of the Board of Directors of RVI existing immediately prior to the Effective Time of the Merger.

         d. Officers. From and after the Effective Time of the Merger, the officers of the Surviving Entity shall be those persons constituting the officers of RVI immediately prior to the Effective Time of the Merger, each of whom shall serve in the same capacity or capacities in which he or she served immediately prior to the Effective Time of the Merger. The officers of the Surviving Entity shall hold office subject to the provisions of the Texas Act and the By-laws of the Surviving Entity.

         e. Articles of Incorporation. The Articles of Incorporation of the Surviving Entity shall be the Articles of Incorporation of RVI as in effect at the Effective Time of the Merger, until changed or amended as provided therein or by law.

         f. By-laws. The By-laws of the Surviving Entity shall be the By-laws of RVI as in effect at the Effective Time of the Merger, until changed or amended as provided therein, in the Articles of Incorporation of the Surviving Entity, or by law.


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         3. Manner and Basis of Conversion or Cancellation of Membership
Interests or Shares.

         a. Conversion or Cancellation of Membership Interests or Shares. The manner and basis of converting the shares or membership interests, as applicable, of each of the Constituent Entities into shares, rights, other securities or obligations of the Surviving Entity are as follows:

            i. Each share of Common Stock, $1.00 par value per share, of RVC issued and outstanding at the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of RVC or RVI, as the case may be, become 1 share of Common Stock, $1.00 par value share, of the Surviving Entity.

            ii. Each share of Common Stock, $1.00 par value per share, of RVI issued and outstanding at the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of RVC or RVI, as the case may be, be canceled.

         4. Other Provisions with Respect to the Merger

         a. Termination. This Plan of Merger may be terminated at any time prior to the Effective Time of the Merger, by mutual consent of the Constituent Entities, expressed by action of the respective Boards of Directors of RVC and RVI.

         b. Amendment; Interpretation. RVC and RVI, by the consent of, their respective Boards of Directors, to the extent permitted by law, may amend, modify, supplement and interpret this Plan of Merger, and, in the case of the interpretation, the actions of such Boards of Directors, shall be binding.

         c. Costs of Expenses. If the Merger is consummated, the Surviving Entity shall bear and pay all costs and expenses incurred by each of the Constituent Entities in connection therewith. If the Merger is not consummated, all such costs and expenses shall be borne by the party incurring the same.

         5. Effective Time of the Merger.

         a. Effective Time of the Merger . The Merger shall become effective at 11:59 p.m. on December 31, 1997. As used herein, the term "Effective Time of Merger" refers to the time and date when the Merger becomes effective.

         b. Further Assurances. If at any time the Surviving Entity shall consider or be advised that any further assignment or assurance in law or other action is necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Entity the title to any property or rights of RVC acquired or to be acquired by or as a result of the Merger, the proper officers and directors, or any of them, of RVC and the proper officers and directors of the Surviving Entity, respectively, shall be and they hereby are severally and fully authorized to execute and deliver such deeds, assignments and assurances in law and to take such other action




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as may be necessary or proper in the name of RVI or the Surviving Entity to vest, perfect or confirm title to such property or rights in the Surviving Entity and otherwise to carry out the purpose of this Plan of Merger.

         IN WITNESS WHEREOF, this Agreement and Plan of Merger has been executed and delivered by duly authorized officers of RVC and RVI, all as of the 22nd day of December, 1997.

                                        RING-O VALVE CORPORATION


                                        By: /s/ Scott Bender
                                           -------------------------------------
                                           Scott Bender, President


                                        RING-O VALVE, INCORPORATED


                                        By: /s/ Scott Bender
                                           -------------------------------------
                                           Scott Bender, President




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                              CERTIFICATE OF MERGER

                                       OF

                            RING-O VALVE CORPORATION

                                      INTO

                           RING-O VALVE, INCORPORATED

                UNDER SECTION 907 OF THE BUSINESS CORPORATION LAW

         We, the undersigned, Scott Bender and Joel Bender, being respectively the president and secretary of Ring-O Valve Corporation, and Scott Bender and Joel Bender, being respectively the president and secretary of Ring-O Valve, Incorporated, hereby certify:

         1. Ring-O Valve Corporation, a corporation of the State of New York owns all of the outstanding shares of common stock, $1.00 par value , of Ring-O Valve, Incorporated, formerly known as Begemann Valve, Inc., a corporation of the State of Texas.

         2. As to each subsidiary corporation to be merged, the designation and number of outstanding shares of common stock, $1.00 par value, and the number of such shares, if any, owned the surviving corporation are as follows:

                                                    Designation and Number of               Number of Shares Owned
Name of Corporation to be Merged                    Outstanding Shares                      by Survivor
--------------------------------                    -------------------------               ----------------------
Ring-O Valve Corporation                            100 shares of Common Stock,                           0
                                                    $1.00 par value

Ring-O Valve, Incorporated                          1,000 shares of Common Stock,                         0
                                                    $1.00 par value

         3. Upon the surrender of the certificates for shares of common stock of Ring-O Valve Corporation, each share surrendered shall be converted into one share of the surviving corporation.

         4. (a) The certificate of incorporation of Ring-O Valve Corporation was filed in the Department of State on the 19th day of November, 1991.


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         (b) Ring-O Valve, Incorporated was incorporated under the laws of the
State of Texas under the name Begemann Valve, Inc. on the 12th day of February, 1992, and no application has been filed for authority to do business in the State of New York.

         (c) The merger is permitted by the laws of the state of incorporation of each foreign corporation constituent to this merger and is in compliance therewith.

         5. The surviving corporation is Ring-O Valve, Incorporated, a corporation of the State of Texas, incorporated on the 12th day of February, 1992, and no application has been filed for authority to do business in the State of New York. Ring-O Valve, Incorporated will not conduct any business in the State of New York following the merger. The merger is permitted by the laws of the state of its incorporation and is in compliance therewith.

         6. Ring-O Valve, Incorporated agrees that it may be served with process in the State of New York in any action or special proceeding for the enforcement of any liability or obligation of any constituent corporation, previously amenable to suit in the State of New York, and for the enforcement under the Business Corporation Law, of the right of shareholders of any constituent domestic corporation to receive payment for their shares against the surviving corporation; and it designated the Secretary of State of New York as its agent upon whom process may be served in the manner set forth in paragraph (b) of section 306 of the Business Corporation Law, in any action or special proceeding. The post office address to which the Secretary of State shall mail a copy of any process against it served upon him is c/o CT Corporation System, 1633 Broadway, New York, N.Y. 10019.

         7. Ring-O Valve, Incorporated agrees that, subject to the provisions of
Section 623 of the Business Corporation Law, it will promptly pay to the Shareholders of each constituent domestic corporation the amount, if any, to which they shall be entitled under the


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provisions of the Business Corporation Law, relating to the right of shareholders to receive payment for their shares.

         8. The merger has been approved by the shareholders of Ring-O Valve Corporation, in accordance with paragraph (a) of section 903 of the Business Corporation Law.

         9. The merger was approved, if necessary, in accordance with the laws of the state of incorporation of the surviving corporation.

         10. The merger shall be effective on the 31st day of December, 1997.

         IN WITNESS WHEREOF, this certificate has been signed on the 22nd day of December, 1997 and the statements contained therein are affirmed as true under penalties of perjury.



                                               RING-O VALVE CORPORATION


                                               By: /s/ Scott Bender
                                                  ------------------------------
                                                  Scott Bender, President




                                               By: /s/ Joel Bender
                                                  ------------------------------
                                                  Joel Bender, Secretary


                                               RING-O VALVE, INCORPORATED


                                               By: /s/ Scott Bender
                                                  ------------------------------
                                                  Scott Bender, President


                                               By: /s/ Joel Bender
                                                  ------------------------------
                                                  Joel Bender, Secretary





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